SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 21, 2015
Date of Report (Date of Earliest Event Reported)

FIRST POTOMAC REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)

(301) 986-9200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Results of 2015 Annual Meeting of Shareholders
On May 21, 2015, First Potomac Realty Trust (the “Company”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”) at the Company’s corporate headquarters in Bethesda, Maryland. The information below is a summary of the final voting results on three proposals considered and voted upon at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 9, 2015.
Election of Trustees
The following persons were duly elected as trustees of the Company to serve until the 2016 Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualified: Robert H. Arnold, Richard B. Chess, Douglas J. Donatelli, James P. Hoffmann, Alan G. Merten, Thomas E. Robinson and Terry L. Stevens. The table below sets forth the voting results for each trustee nominee:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Robert H. Arnold	51,223,201	1,752,225	3,319,536
Richard B. Chess	51,224,926	1,750,500	3,319,536
Douglas J. Donatelli	51,075,551	1,899,875	3,319,536
James P. Hoffmann	52,850,195	125,231	3,319,536
Alan G. Merten	51,292,534	1,682,892	3,319,536
Thomas E. Robinson	52,842,703	132,723	3,319,536
Terry L. Stevens	51,227,915	1,747,511	3,319,536

Ratification of Independent Registered Public Accounting Firm
At the Annual Meeting, the Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,197,850	2,073,918	23,194	0

Advisory Vote on Executive Compensation
At the Annual Meeting, the Company’s shareholders voted to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,615,195	3,301,774	58,457	3,319,536

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

May 22, 2015	/s/ Samantha Sacks Gallagher
Samantha Sacks Gallagher
Executive Vice President, General Counsel and Secretary
General Counsel and Secretary

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